Exhibit 99.1

CHEMUNG FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS
 MARCH 24, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints _________________and_______________, and each of them, proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Chemung Financial Corporation to be held at One Chemung Canal Plaza, Elmira, New York on March 24, 2011, at 3:00 p.m., and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matter set forth on the reverse side, and with discretionary authority on all other matters that may properly come before the meeting, as more fully described in the joint proxy statement received by the undersigned shareholder. If no direction is made, the proxy will be voted “FOR” the matter to be voted upon.

(Continued and to be signed on reverse side)

Special Meeting of Shareholders of

CHEMUNG FINANCIAL CORPORATION

March 24, 2011

PROXY VOTING INSTRUCTIONS

INTERNET – Access www.voteproxy.com and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437)
from any touch-tone telephone and follow the instructions.
Have your proxy card available when you call.

Vote online/phone until 11:59 pm EST the day before the meeting.

MAIL – Date, sign and mail your proxy card in the
envelope provided as soon as possible.

NOTICE OF INTERNET AVAILABILITY OF PROXY The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/viewmaterial.asp

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or internet.
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PLEASE SIGN, DATE AND RETURN PROMPLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK ASSHOWN HERE 

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER.

               FOR  AGAINST  ABSTAIN
1. To approve the merger of Fort Orange Financial       
    Corp., a Delaware corporation, with and into
    Chemung Financial Corporation pursuant to the
    Agreement and Plan of Merger, dated October 14,
    2010, as amended, by and between Fort Orange
    Financial Corp. and Chemung Financial Corporation.

To change the address on your account, please check the box at the right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
I/We will attend the meeting 
Signature of Shareholder Date	Signature of Shareholder Date
Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.